Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 5, 2008 on the consolidated financial statements of Dragon International Group Corp. and Subsidiaries for the years ended June 30, 2008 and 2007, included herein on the registration statement of Dragon International Group Corp. on Post Effective Form S-1/A (Amendment No. 3 ), and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
July 31 , 2009